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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

PRESS CONTACT:                             INVESTOR CONTACT:

Fred Bateman                               Jane Underwood
Bateman Group                              Vitria Investor Relations
415-503-1818                               408-212-2608
fbateman@bateman-group.com                 junderwood@vitria.com


COMPANY SIGNS NEW CHARTER CUSTOMER
FOR HEALTHCARE

               VITRIA ANNOUNCES PRELIMINARY FIRST QUARTER RESULTS

SUNNYVALE, Calif. April 7, 2004 - Vitria (Nasdaq:VITR), a leading provider of business process integration solutions, today announced preliminary results for the first quarter ended March 31, 2004.

      - Vitria expects revenue for the first quarter to be in the range of $14.0 to $14.5 million, with license revenue expected to represent approximately 23 percent of the total.

      - Based on this estimated revenue, Vitria expects a net loss on a GAAP basis for the quarter in the range of $5.8 to $6.8 million, or $0.18 to $0.21 per share.

      - Vitria expects its cash, cash equivalents and short-term investments balance at the end of the quarter to be approximately $90 million.

"While our first quarter revenue performance did not meet the company's objectives, we did accomplish some important milestones including the addition of a new charter customer for healthcare," said Gary Velasquez, president and CEO of Vitria. "This additional charter customer represents validation of our solutions strategy and should better position us to achieve revenue growth in 2004."

Vitria will provide a more detailed first quarter financial discussion on its regularly scheduled conference call on April 21, 2004.

About Vitria

Vitria Technology, Inc. (Nasdaq:VITR) a leading provider of award-winning business process integration products and solutions, combines technology leadership with industry expertise in healthcare and insurance, financial services, telecommunications and manufacturing to dramatically improve strategic business processes across systems, people and trading partners. With 23 offices around the world, Vitria's customer base
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includes blue chip companies such as AT&T, Bell Canada, Bell South, The Blue
Cross Blue Shield Association, BP, BT, DaimlerChrysler Bank, Generali, Nissan, The Goodyear Tire & Rubber Company, PacifiCare Health Systems, Reynolds & Reynolds, Royal Bank of Canada, Schneider Logistics, Sprint, Trane, and the U.S. Departments of Defense and Veterans Affairs. For more information call +1-408-212-2700, email info@vitria.com or visit www.vitria.com

                                      # # #

Vitria is a registered trademark of Vitria Technology, Inc. All other company names mentioned are the property of their respective owners and are mentioned for identification purposes only.

Cautionary Note Regarding Forward-looking Statements: This press release includes forward-looking statements, including statements relating to new products, future revenue growth, goals and future business opportunities that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those referred to in the forward-looking statements. Such factors include but are not limited to: failure to meet financial and product expectations of analysts and investors; risk related to market acceptance of Vitria's products and alliance partners' products; deployment delays or errors associated with these and other products of Vitria and partners; hardware platform incompatibilities; the need to maintain and enhance certain business relationships with system integrators and other parties; the ability to manage growth, activities by Vitria and others regarding protection of proprietary information; release of competitive products and other actions by competitors and economic conditions in domestic and foreign markets. These and other risks related to Vitria are detailed in Vitria's Annual Report on Form 10-K for the year ended December 31, 2003, filed with the SEC on March 12, 2004. Vitria does not undertake an obligation to update forward-looking statements.